Exhibit 99.1
SEPARATION AND RELEASE AGREEMENT
     Valeant Pharmaceuticals International (“Company”) has agreed that in return for my signing this Separation and Release Agreement (“Agreement”), the Company will provide me with the compensation described in the attached Exhibit A. I acknowledge and agree that Exhibit A fully and accurately describes the total compensation to which I am entitled, including but not limited to, (a) compensation for my agreement to remain with the Company from February 1, 2008 until May 1, 2008 (the “Retention Payment”); and (b) all amounts to which I am entitled under the Executive Severance Agreement dated June 16, 2005, and that I am not entitled to any other compensation, benefits or retention payment of any kind. The Company and I agree and acknowledge that I ceased providing services to the Company on May 1, 2008 (my “Separation from Service”) and neither the Company nor I intended that I would provide services after such date, but am I receiving payment under California’s WARN Act through July 1, 2008 (my “Date of Termination”). I understand that I am not entitled to the compensation described in Exhibit A unless I sign this Agreement within twenty-one (21) days after my Date of Termination. I also understand that, regardless of whether I sign this Agreement, the Company will pay me any accrued salary, vacation and other benefits to which I am entitled, and that I will be able to exercise my post-termination rights with respect to vested stock options and other forms of equity in accordance with the applicable plans and grant agreements. I agree that communication and interactions I have with the Company and external parties will be positive in nature and will in no way defame the Company or its management. In consideration for the compensation I am receiving under this Agreement:
     1. Release. I hereby release the Company and its parent, subsidiaries, predecessors, successors, and affiliates, and their respective directors, officers, employees, shareholders, and agents, and all Company-sponsored benefit plans, plan fiduciaries, plan administrators and plan service providers (collectively, “Releasees”) from any and all claims, liabilities, or obligations of every kind, whether known or unknown, arising at any time prior to and through the date I sign this Agreement. This general release includes but is not limited to: all federal and state statutory and common law claims; claims related to my employment, termination of my employment, breach of contract, tort, discrimination, harassment, retaliation, fraud, emotional distress, compensation or benefits; claims for any form of equity; claims for breach of employee handbooks or policies, breach of statutory or ethical duties, breach of the covenant of good faith and fair dealing, promissory estoppel, breach of any implied covenants, defamation (including but not limited to slander and libel), invasion of privacy, negligence (including but not limited to negligent retention, negligent supervision, gross negligence, and negligent infliction of emotional distress); as well as releasable claims related to leaves of absence. In releasing claims unknown to me at present, I acknowledge that I have understood and waived all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”
     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights that I may have under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), and that the consideration given for the waiver and release in this Agreement is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing that (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Agreement; (b) I have the right to consult with an attorney, at my own expense, prior to executing this Agreement; (c) I have forty-five (45) days to consider this Agreement (although I may choose voluntarily to execute this Agreement earlier); (d) I have seven (7) days following the execution of this Agreement to revoke the Agreement by providing written notice to the head of the Company’s Legal department; and (e) this Agreement will not be effective until the date upon which the 7-day revocation period has expired, which will be the eighth day after this Agreement is executed by me (“Effective Date”).
Applicable Data. Because my separation from employment is in connection with the Company’s restructuring, I further acknowledge that I have received: (i) a list of the job titles and ages of all individuals by relevant work unit currently selected for layoff as a result of this restructuring, in the attached Exhibit B, and (ii) a list of the job titles and ages of all individuals by relevant work unit not currently selected for layoff as a result of this restructuring, in the attached Exhibit C. By my execution of this Agreement, I affirm that I fully understand these Exhibits.
     2. Scope of Release. Notwithstanding the release set forth above, I understand that this Agreement will not affect or alter my rights, if any, (a) to enforce this Agreement; (b) of indemnification and directors and officers liability insurance coverage to which I was entitled immediately prior to the date of execution of this Agreement, (c) to my own vested accrued benefit under any tax-qualified retirement plan; and (d) as a stockholder. I further understand that nothing in this Agreement shall be construed to prohibit me from filing a charge or complaint with the Equal Employment Opportunity Commission or with any state agency responsible to enforce laws prohibiting age discrimination in employment, including a challenge to the validity of this Agreement under the ADEA or the Older Workers Benefit Protection Act, and nothing in this Agreement prevents me from participating in any age discrimination investigation or proceeding conducted by the Equal Employment Opportunity Commission or any such state agency. I further understand and agree that if I, or someone acting on my behalf, files or causes to be filed any such claim, charge, complaint or action against the Releasees, I expressly waive any right to recover any damages or other relief, whatsoever, from the Releasees including costs and attorneys’ fees.
     3. Litigation or Investigation. I agree to cooperate with the Company in connection with any litigation or investigation with respect to which I have relevant information. Such cooperation includes but is not limited to: (a) voluntarily appearing at the request of the Company for depositions at times and places reasonably agreed upon; and (b) appearing at trial or any hearing for the purpose of testifying or otherwise providing evidence. The Company will reimburse me to the extent I suffer any loss of income and for reasonable out-of-pocket travel expenses.
     4. Proprietary Information. I will immediately return all Company property and documents and any other embodiments of the Company’s proprietary or confidential information (and all reproductions thereof, in whole or in part) in my possession or control, excepting that I will retain my blackberry and, to the extent I wish to retain the number, I will work with the Company to process the change of the number to a personal account. I will not use or disclose the Company’s confidential or proprietary information. I will comply with any other obligations regarding protection of the Company’s proprietary and confidential information, assignment and disclosure of inventions, and return of property which I may have undertaken previously in agreements I have signed with the Company.
     5. Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign rights in trade secrets, patents, copyrights, and other intellectual property rights (“Proprietary Rights”) relating to inventions, ideas, processes, formulas, source and object codes, data, programs and other works of authorship, know-how, improvements, discoveries, developments, designs, and techniques in any and all countries. To that end, I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. The Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company’s request on such assistance.
     In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me.
     6. Jurisdiction and Governing Law. The Company and I agree to resolve any claims we may have with each other in, and irrevocably consent to the exclusive jurisdiction of, the state and federal courts sitting in Orange County, California. This Agreement is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed under the laws of said State.

     7. Nonadmission of Liability. This Agreement is not an admission of wrongdoing by any released party. I have not suffered any discrimination on account of my age, sex, race, national origin, marital status, sexual orientation, or any other protected status, and none of these ever has been an adverse factor used against me by any released party. I have not suffered any job-related wrongs or injuries for which I might still be entitled to compensation or relief, such as an injury for which I might receive a workers’ compensation award in the future.
     8. Severability. Should any of the provision in this Agreement be declared or be determined to be illegal or invalid, all remaining parts, terms or provisions shall be valid, and the illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.
     TAKE THIS RELEASE HOME, READ IT, AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT: IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS. IF YOU WISH, YOU SHOULD TAKE ADVANTAGE OF THE FULL CONSIDERATION PERIOD SET FORTH ABOVE AND CONSULT YOUR ATTORNEY.
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     This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation, written or oral, that is not expressly stated herein. This Agreement may only be modified by a written agreement signed by both me and a duly authorized officer of the Company.
Understood and agreed:

/s/ Charles J. Bramlage Charles J. Bramlage	7/11/08 Date
Valeant Pharmaceuticals International

By:	/s/ Jean Alexander

Title:	Sr. Director HR

Date:	6-30-08

EXHIBIT A
Retention and Severance Payments
     Subject to the execution and delivery of the attached Separation and Release Agreement, and provided that it is not revoked prior to the Effective Date, the Company will make a lump sum payment to me subject to standard payroll deductions and withholdings, the following:
•	A Severance Payment of $597,890.00 on [November 1, 2008] which is the date that occurs six (6) months after the date of my Separation from Service; and

•	A Retention Payment of $250.000.00, within ten (10) days after the Effective Date.